Exhibit 10.3

THIS WARRANT AND THE SHARES OF VOTING COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS WARRANT AND THE SHARES OF VOTING COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF JULY 16, 2003, AMONG CYBEX INTERNATIONAL, INC. AND THE STOCKHOLDERS AND WARRANTHOLDERS LISTED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH IS ON FILE WITH CYBEX INTERNATIONAL, INC.

Dated: July 16, 2003

WARRANT

To Purchase 176,619 Shares of Voting Common Stock of

CYBEX INTERNATIONAL, INC.

Expiring July 16, 2008

THIS IS TO CERTIFY THAT, for value received, THE CIT GROUP / BUSINESS CREDIT, INC. or registered assigns (“Holder”) is entitled to purchase from CYBEX INTERNATIONAL, INC., a New York corporation (“Cybex”), at any time or from time to time after 9:00 a.m., Charlotte, North Carolina time, on the date hereof and prior to 5:00 p.m., Charlotte, North Carolina time, on the earlier of July 16, 2008, and the Business Day preceding the date of redemption of this Warrant (the “Exercise Period”), at the place where the Warrant Agency is located, at the Exercise Price, the number of shares of voting common stock, par value $0.10 per share (the “Voting Common Stock”) of Cybex shown above, all subject to adjustment to make accurate and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

This Warrant is one of one or more warrants (the “Warrants”) of the same form and having the same terms as this Warrant, entitling the holders initially to purchase an aggregate of 176,619 shares of Voting Common Stock. The Warrant Shares following the closing of the transactions contemplated by the Financing Agreement, will constitute two percent (2%) of the Voting Common Stock of Cybex outstanding on the date of such closing. The Warrants have been issued pursuant to the Financing Agreement dated as of July 16, 2003 (as amended from time to time, the “Financing Agreement”), between Cybex and The CIT Group / Business Credit, Inc. (“CIT”), as lender, and the Holder is entitled to certain benefits as set forth therein and to certain benefits described in the Warrantholders Rights Agreement. Cybex shall keep a copy of the Financing Agreement and the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

Certain terms used in this Warrant are defined in Article VI.

1. ARTICLE I

EXERCISE OF WARRANTS

2.

a. Section 1.1. Method of Exercise.

b.

To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to Cybex, at the Warrant Agency, (a) this Warrant, (b) a written notice of such Holder’s election to exercise this Warrant, which notice shall specify the number of shares of Voting Common Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered, and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier’s check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from Cybex the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Closing Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised.

Cybex shall, as promptly as practicable and in any event within seven (7) Business Days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Voting Common Stock specified in said notice together with cash in lieu of any fractions of a share as provided in Section 1.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of shares, as of the date the aforementioned notice and payment is received by Cybex. If this Warrant shall have been exercised only in part, Cybex shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Voting Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. Cybex shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants, except that, if share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivery of the aforementioned notice of exercise or promptly upon receipt of a written request of Cybex for payment.

c. Section 1.2. Shares to Be Fully Paid and Nonassessable.

d.

All shares of Voting Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and, if such class of Common Stock is then listed on the American Stock Exchange or any other national securities exchange (as defined in the Exchange Act) or quoted on Nasdaq, shall be duly listed or quoted thereon, as the case may be.

e. Section 1.3. No Fractional Shares Required to Be Issued.

f.

Cybex shall not be required to issue fractions of shares of Voting Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon final exercise of this Warrant, in lieu of such fractional share Cybex shall pay to the Holder, in cash, an amount equal to the same fraction of the Market Price.

g. Section 1.4. Share Legend.

h.

Each certificate for shares of Voting Common Stock issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

“This security has not been registered under the Securities Act of 1933 and may not be sold or offered for sale unless registered under said Act and any applicable state securities laws or unless an exemption from such registration is available. This security is also subject to and has the benefit of a Warrantholders Rights Agreement dated as of July 16, 2003, among Cybex International, Inc. and the Stockholders and Warrantholders listed on the signature pages thereof, copies of which are on file with Cybex International, Inc.”

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder)

and reasonably acceptable to Cybex, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

i. Section 1.5. Reservation.

j.

Cybex has duly reserved and will keep available for issuance upon exercise of the Warrants the total number of Warrant Shares deliverable from time to time upon exercise of all Warrants from time to time outstanding. Cybex will not change the Voting Common Stock from par value $.10 per share to any higher par value which exceeds the Exercise Price then in effect, and will, as promptly as practicable, reduce the par value of the Voting Common Stock upon any event described in Article IV that causes the Exercise Price then in effect to be lower than the then-current par value of the Voting Common Stock.

3. ARTICLE II

WARRANT AGENCY;

TRANSFER, EXCHANGE AND REPLACEMENT OF WARRANTS

4.

a. Section 2.1. Warrant Agency.

b.

As long as any of the Warrants remain outstanding, Cybex shall perform the obligations of and be the warrant agency with respect to the Warrants (the “Warrant Agency”) at its address set forth in the Financing Agreement or at such other address as Cybex shall specify by notice to all Warrantholders.

c. Section 2.2. Ownership of Warrant.

d.

Cybex may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than Cybex) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article II.

e. Section 2.3. Transfer of Warrant.

f.

Cybex agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrants, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with (if the Holder is a natural person) signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender and, if required, such payment, Cybex shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

g. Section 2.4. Division or Combination of Warrants.

h.

This Warrant may be divided or combined with other Warrants upon presentment hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with Section 2.3 as to any transfer or assignment which may be involved in the division or combination, Cybex shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

i. Section 2.5. Loss, Theft, Destruction of Warrant Certificates.

j.

Upon receipt of evidence satisfactory to Cybex of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to Cybex (it being understood and agreed that if the holder of such Warrant is CIT, then a written agreement of indemnity given by CIT alone shall be satisfactory to Cybex and no further security shall be required) or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, Cybex will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Voting Common Stock.

k. Section 2.6. Expenses of Delivery of Warrants.

l.

Cybex shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder.

5. ARTICLE III

6.

CERTAIN RIGHTS

7.

a. Section 3.1. Rights and Obligations under the Warrantholders Rights Agreement.

b.

This Warrant is entitled to the benefits and subject to the terms of the Warrantholders Rights Agreement dated as of July 16, 2003, among Cybex and the Stockholders and Warrantholders listed on the signature pages thereof (as amended from time to time, the “Warrantholders Rights Agreement”). Cybex shall keep or cause to be kept a copy of the Warrantholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

8. ARTICLE IV

ANTIDILUTION PROVISIONS

a. Section 4.1. Adjustment Generally.

b.

The Exercise Price and the number of shares of Voting Common Stock (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this Article IV; provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Voting Common Stock, as such par value is reduced from time to time in accordance with Section 1.5.

c. Section 4.2. Common Stock Reorganization.

d.

If Cybex shall subdivide its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a “Common Stock Reorganization”), then (a) the Exercise Price shall be adjusted, effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Voting Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Voting Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization. The provisions of this Section 4.2 shall not operate to cause the aggregate Exercise Price of all Warrants (without giving effect to any exercise or redemption thereof) to be greater than $238,435.65.

e. Section 4.3. Common Stock Distribution.

f.

(a) If Cybex shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which is governed by Section 4.2 hereof) (any such event, including any event described in paragraphs (b) and (c) below, being herein called a “Common Stock Distribution”), for a consideration per share less than the Exercise Price then in effect or less than the Market Price (calculated with a Time of Determination of the date of such Common Stock Distribution before giving effect to such Common Stock Distribution), then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced, if such consideration per share shall be less than the Exercise Price then in effect but not less than such Market Price, to the lower of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and (ii) below or, if such consideration per share shall be less than such Market Price, to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i) and (ii) below:

(i) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then-existing Exercise Price, plus (2) the consideration, if any, received by Cybex upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

(ii) by multiplying the Exercise Price in effect immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Market Price (calculated with a Time of Determination of the date of such Common Stock Distribution), plus (B) the consideration, if any, received by Cybex upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) such Market Price.

If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, then, effective at the time such adjustment is made, the number of shares of Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Voting Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by Cybex with respect to such Common Stock Distribution would purchase at the Market Price (calculated with a Time of Determination of the date of such Common Stock Distribution before giving effect to such Common Stock Distribution). In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

The provisions of this paragraph (a), including by operation of paragraph (b) or (c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Voting Common Stock subject to purchase upon exercise of this Warrant.

(b) If Cybex shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing (i) the aggregate amount, if any, received or receivable by Cybex as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to Cybex upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price then in effect or less than the Market Price (calculated with a Time of Determination of the date of granting such Options before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and Cybex shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.

(c) If Cybex shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by Cybex as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to Cybex upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price then in effect or less than the Market Price (calculated with a Time of Determination of the date of such issuance, sale or distribution before giving effect to such issuance, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and Cybex shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in paragraph (d) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(d) If (i) the purchase price provided for in any Option referred to in paragraph (b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (b) or (c) above or the rate at which any Convertible Securities referred to in paragraph (b) or (c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article IV), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this paragraph (d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this paragraph (d)).

(e) If Cybex shall pay a dividend or make any other distribution upon any capital stock of Cybex payable in Common Stock, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

(f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by Cybex therefor. If any shares of Common Stock, Options or Convertible Securities shall be issued sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by Cybex shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of Cybex) of such consideration. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which Cybex is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair market value (as determined in good faith by the Board of Directors of Cybex) of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of Cybex, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

g. Section 4.4. Special Dividends.

h.

If Cybex shall issue or distribute to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of Cybex or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a “Special Dividend”), (a) the Exercise Price shall be decreased, effective immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price (calculated with a Time of Determination of the date of such effective date) less any cash and the then fair market value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Market Price and (b) the number of shares of Voting Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Voting Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by Cybex to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

i. Section 4.5. Capital Reorganizations.

j.

If there shall be (i) any consolidation or merger to which Cybex is a party, other than a consolidation or a merger of which Cybex is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or (ii) any sale or conveyance of the property of Cybex as an entirety or substantially as an entirety, or (iii) any recapitalization of Cybex (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Holder shall no longer have the right to purchase Voting Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, Cybex or the successor or surviving corporation, as the case may be, shall (a) execute and deliver to each Warrantholder and to the Warrant Agency an agreement as to the Warrantholders’ rights in accordance with this Section 4.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article IV and (b) provide each Regulated Holder with an opinion of counsel reasonably satisfactory to such Regulated Holder and such other assurances as any Regulated Holder may reasonably request to the effect that the ownership and exercise by any Regulated Holder of this Warrant after giving effect to such Capital Reorganization shall not be prohibited by the BHC Act or the regulations thereunder. The provisions of this Section 4.5 shall similarly apply to successive Capital Reorganizations.

k. Section 4.6. Adjustment Rules.

l.

Any adjustments pursuant to this Article IV shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article IV, no adjustment shall be made to the number of shares of Voting Common Stock to be delivered to each Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered. No adjustment shall be made pursuant to this Article IV in respect of (x) the issuance of stock options or Common Stock to employees, officers or directors of Cybex pursuant to employee stock ownership plans or otherwise, including without limitation the Cybex 1995 Stock Incentive Plan and the Cybex Non-Employee Directors Stock Retainer Plan, or the exercise of any such options, provided that the aggregate amount of all such Common Stock and Common Stock for which such options are exercisable does not exceed fifteen percent (15%) of the Common Stock on a Fully Diluted Basis on the date hereof and (y) the issuance from time to time of shares of Common Stock upon the exercise of (1) any of the Warrants or (2) convertible securities outstanding on the date hereof. If Cybex shall take a record of the holders of its Common Stock for any purpose referred to in this Article IV, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if Cybex shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article IV in respect of such action.

m. Section 4.7. Proceedings Prior to Any Action Requiring Adjustment.

n.

As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article IV, Cybex shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that (a) Cybex may thereafter validly and legally issue as fully paid and nonassessable all shares of Voting Common Stock which the holders of Warrants are entitled to receive upon exercise thereof and (b) the ownership and exercise of any Warrant by any Regulated Holder shall not be prohibited by any Regulatory Requirement.

o. Section 4.8. Notice of Adjustment.

p.

Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article IV, Cybex shall give notice to each Warrantholder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, Cybex shall give notice to each Warrantholder of such adjustment and computation promptly after such adjustment becomes determinable.

9. ARTICLE V

PURCHASE, REDEMPTION AND CANCELLATION OF WARRANTS

10.

a. Section 5.1. Purchase of Warrants by Cybex.

b.

Cybex shall have the obligation to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as set forth below.

c. Section 5.2. Mandatory Redemption of Warrants.

d.

The Holder may at the earlier to occur of (a) on or within 30 days after the date on which Cybex shall have delivered a Refinancing Notice (any such redemption pursuant to this clause (a) a “Refinancing Redemption”), (b) on or within 30 days after the repayment in full of all principal of and premium and interest on the Notes (as defined in the Financing Agreement) and the termination of the Commitments under the Financing Agreement (any such redemption pursuant to this clause (b) a “Repayment Redemption”) or (c) within 10 days of the date on which Cybex shall have delivered a Company Sale Notice or a Going Private Notice to the Holder (any such redemption pursuant to this clause (c) a “Restructuring Redemption”), by notice to Cybex, demand a determination of the Redemption Price (a “Determination Notice”) for purposes of this Section 5.2. Within 10 days after the receipt of any Determination Notice from the Holder, Cybex shall give to the Holder notice of the Redemption Price, including a reasonably detailed description of the method of calculation thereof, determined as of the day preceding such notice of the Redemption Price. At any time within 15 days after receipt of notice of the Redemption Price, the Holder may demand redemption of this Warrant, in whole or in part, at the Redemption Price by notice to Cybex, payable on the closing date (or the third Business Day after receipt of notice of such demand in the case of a Repayment Redemption) of any such Refinancing, Company Sale or Going Private Transaction (such date, the “Redemption Due Date”) in immediately available funds to the Holder upon surrender of this Warrant at the Warrant Agency Redemption, or, if requested by the Holder, without surrender of this Warrant, by wire transfer to any account in Charlotte, North Carolina, specified by notice to Cybex. Thereupon, the right to purchase shares of Voting Common Stock theretofore represented by this Warrant as to which the Holder has demanded (and Cybex may effect) redemption shall terminate, and this Warrant shall represent the right of the Holder to receive the full Redemption Price from Cybex in accordance with this Section. If, however, any Refinancing, Company Sale or Going Private Transaction does not close, Cybex shall not have an obligation to redeem the Holder’s Warrants. Notwithstanding anything to the contrary stated above, in the event of a Refinancing Redemption or a Repayment Redemption, Cybex shall not be required to redeem Warrants for shares of Voting Common Stock to the extent, and only to the extent, that the Redemption Price for all Warrants to be redeemed exceeds, in the aggregate, $300,000. The Holder’s right to demand redemption of this Warrant pursuant to this Section 5.2 shall be referred to hereinafter as the Holder’s “Mandatory Redemption Right”.

e. Section 5.3. Cancellation of Warrants.

f.

All Warrants purchased, redeemed or otherwise acquired by Cybex shall thereupon be canceled and retired. The Warrant Agency shall cancel any Warrant surrendered for exercise or registration of transfer or exchange and deliver such canceled Warrants to Cybex.

g. Section 5.4. Notice of Company Sale or Going Private Transaction.

h.

Cybex shall give notice to each of the Warrantholders of any intent by Cybex to enter into a transaction that would result in a refinancing in the entirety of the Notes (as defined in the Financing Agreement) (such notice, the “Refinancing Notice”), a Company Sale of Cybex or a Going Private Transaction (such notice, the “Company Sale Notice” or the “Going Private Notice,” as the case may be), not less than 30 days prior to the proposed closing date of such transaction, setting forth such proposed closing date and notifying each Warrantholder of its rights under Section 5.2.

11. ARTICLE VI

DEFINITIONS

12.

The following terms, as used in this Warrant, have the following meanings:

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means any day excluding Saturday, Sunday and any day on which banking institutions located in Charlotte, North Carolina are authorized by law or other governmental action to be closed, unless there shall have been an offering of Common Stock registered under the Securities Act, in which case “Business Day” means (a) if Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for business or (b) if Common Stock is not so listed or admitted to trading, a day on which the New York Stock Exchange is open for business.

“Capital Reorganization” has the meaning set forth in Section 4.5.

“CIT” has the meaning set forth in the second paragraph of this Warrant.

“Closing Price” on any day means (a) if Common Stock is listed or admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by Nasdaq or any comparable system or, if not so reported, as reported by any New York Stock Exchange member firm selected by Cybex for such purpose.

“Common Stock” means the Voting Common Stock.

“Common Stock Distribution” has the meaning set forth in Section 4.3(a).

“Common Stock Reorganization” has the meaning set forth in Section 4.2.

“Company Sale” means the occurrence of any of the following: (i) any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act), other than Holdings and the Principal Investors, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of at least 50.1% or (ii) Cybex shall agree to sell, lease or otherwise dispose of all or substantially all of its assets (other than sales of inventory in the ordinary course of business) or to merge or consolidate Cybex with another entity other than a wholly owned subsidiary of Cybex where Cybex is the survivor.

“Convertible Securities” has the meaning set forth in Section 4.3(b).

“Cybex” has the meaning set forth in the first paragraph of this Warrant.

“Determination Notice” has the meaning set forth in Section 5.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

“Exercise Price” means $1.35, which is an amount equal to the average of the market closing price per share of the Voting Common Stock for the 30 day period ending on the day before the date hereof, subject to adjustment pursuant to Article IV.

“Financing Agreement” has the meaning set forth in the second paragraph of this Warrant.

“Fully Diluted Basis” means, with respect to any determination or calculation, that such determination or calculation is performed on a fully diluted basis determined in accordance with generally accepted accounting principles as in effect from time to time.

“Going Private Transaction” means a “Rule 13e-3 transaction” (as defined in the Exchange Act) with respect to Cybex as issuer.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“Mandatory Redemption Right” has the meaning set forth in Section 5.2.

“Market Price” as at any date of determination means the average of the daily Closing Prices of a share of Common Stock for the 30 consecutive days ending on the most recent day prior to the Time of Determination. “Time of Determination” means the time and date of the earliest of (x) the determination of the stockholders entitled to receive such issuance, sale, distribution or grant, (y) the determination of the Holders to exercise their rights set forth in Sections 5.2 hereof and (z) the commencement of “ex-dividend” trading in respect thereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means the National Association of Securities Dealers, Inc. Automated Quotation System.

“Options” has the meaning set forth in Section 4.3(b).

“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

“Redemption Due Date” has the meaning set forth in Section 5.2 hereof.

“Redemption Price” means, as of any date of determination, a price for each share of Voting Common Stock issuable upon exercise of the Warrants equal to the excess of (a) the Market Price over (b) the Exercise Price then in effect.

“Regulated Holder” means the Holder or a holder of Warrant Shares, if such Holder or holder of Warrant Shares is effectively restricted or prohibited from holding, exercising or transferring, in whole or in part, this Warrant or Warrant Shares by reason of any Regulatory Requirement, including without limitation if such Holder or holder of Warrant Shares is a bank holding company within the meaning of the BHC Act or a subsidiary thereof subject to Regulation Y under the BHC Act.

“Regulatory Requirement” means any existing or future Federal or state statute, rule, regulation, guideline, order, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), including without limitation, the BHC Act and the regulations thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and rules and regulations of the Securities and Exchange Commission thereunder.

“Special Dividend” has the meaning set forth in Section 4.4.

“Subsidiary” of any Person means any corporation, partnership, joint venture, association, limited liability company or other business entity of which more than 50% of the total voting power of shares of stock or other interests therein entitled to vote in the election of members of the board of directors, partnership committee, board of managers or trustees or other managerial body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise specified, “Subsidiary” means a Subsidiary of Cybex and “Subsidiaries” means all Subsidiaries of Cybex.

“Voting Common Stock” has the meaning set forth in the first paragraph of this Warrant, subject to change pursuant to Article IV.

“Warrant Agency” has the meaning set forth in Section 2.1.

“Warrant Shares” means the shares of Voting Common Stock issuable upon the exercise of the Warrants.

“Warrantholder” means a holder of a Warrant.

“Warrantholders Rights Agreement” has the meaning set forth in Section 3.1.

“Warrants” has the meaning set forth in the second paragraph of this Warrant.

All references herein to “days” shall mean calendar days unless otherwise specified.

13. ARTICLE VII

MISCELLANEOUS

14.

a. Section 7.1. Notices.

b.

Notices and other communications provided for herein shall be in writing and may be given by mail, courier, confirmed telex or facsimile transmission and shall, unless otherwise expressly required, be deemed given when received or, if mailed, four Business Days after being deposited in the United States mail with postage prepaid and properly addressed. In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Warrant Agency that notices and communications should be sent to a different address (or telex or facsimile number), in which case such notices and communications shall be sent to the address (or telex or facsimile number) specified by the Holder. In the case of Cybex, such notices and communications shall be addressed to its address as shown in the Financing Agreement.

c. Section 7.2. Waivers; Amendments.

d.

No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on Cybex in any case shall entitle Cybex to any other or future notice or demand in similar or other circumstances. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have. The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of Cybex and Holder. The provisions of the Financing Agreement and the Warrantholders Rights Agreement may be amended, modified or waived only in accordance with the respective provisions thereof.

Any such amendment, modification or waiver effected pursuant to and in accordance with the provisions of this Section or the applicable provisions of the Financing Agreement or the Warrantholders Rights Agreement shall be binding upon the holders of all Warrants and Warrant Shares, upon each future holder thereof and upon Cybex. In the event of any such amendment, modification or waiver Cybex shall give prompt notice thereof to all holders of Warrants and Warrant Shares and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.

e. Section 7.3. GOVERNING LAW.

f.

THIS WARRANT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO RULES OF CHOICE OF LAW.

g. Section 7.4. Transfer; Covenants to Bind Successor and Assigns.

h.

All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of Cybex or the Holder shall bind its successors and assigns, whether so expressed or not. This Warrant shall be transferable and assignable by the Holder hereof in whole or from time to time in part to any other Person and the provisions of this Warrant shall be binding upon and inure to the benefit of the Holder hereof and its successors and assigns.

i. Section 7.5. Severability.

j.

In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

k. Section 7.6. Section Headings.

l.

The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

m.

n. Section 7.7. Tax Basis.

o.

Cybex and the Holder agree pursuant to Treasury Regulation Section 1.1273-2 that, for Federal income tax purposes, the aggregate purchase price for the Warrants is $0.00. Neither Cybex nor the Holder hereof shall voluntarily take any action inconsistent with the agreement set forth in this Section 7.7.

p.

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IN WITNESS WHEREOF, Cybex has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:	/s/ Arthur W. Hicks, Jr.
Name:	Arthur W. Hicks, Jr.
Title:	Chief Financial Officer

[Corporate Seal]

ATTEST:

/s/ James H. Carll
Name: James H. Carll
Title: Secretary